UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008 (November 1, 2008)

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 3, 2008, CuraGen Corporation, a Delaware corporation (the “Company”), announced preliminary data from an ongoing Phase II trial of CR011-vcMMAE, an antibody-drug conjugate that targets GPNMB, for the treatment of patients with unresectable Stage III or Stage IV melanoma. Dr. Patrick Hwu, Co-Principal Investigator, and Professor and Chairman of the Department of Melanoma Medical Oncology, at The University of Texas M. D. Anderson Cancer Center, presented the data during an oral session at the 2008 International Society for Biologic Therapy of Cancer (iSBTc) Annual Meeting on November 1, 2008.

Thirty-six patients were enrolled into this Phase II open-label, multi-center trial that is evaluating the efficacy and safety of CR011-vcMMAE 1.88 mg/kg administered intravenously once every three weeks. Eligible patients had progressive disease at trial entry and may have received one prior cytotoxic regimen and any number of prior immunotherapies. Of the patients enrolled, 94% had Stage IV disease, of which two-thirds were classified as M1c, the poorest risk group.

At the time of the data cutoff for this analysis (19 Sept 2008), 31 patients had at least one efficacy assessment available, and 18 patients were continuing to receive ongoing treatment in the study. The overall progression-free survival (PFS) to date was approximately 4.5 months. RECIST-defined partial responses were reported in 3 patients, 2 ongoing, and an unconfirmed partial response in 1 patient. Nineteen patients had stable disease, 14 ongoing, with tumor shrinkage observed in 12 of these patients.

As expected based upon the expression of GPNMB and as observed in Phase I, dermatologic adverse events consisting of rash, alopecia, and pruritus were the most common toxicities in this study. A preliminary exploratory analysis assessing the relationship of rash and PFS was performed and showed a trend toward longer PFS in patients that developed Grade 2 or higher rash (n=13). Other adverse events included fatigue, diarrhea, anorexia and nausea. Grade 3 or 4 neutropenia, by laboratory values, was observed in 7 patients (22%).

CuraGen is currently enrolling patients into a Phase I portion of this trial to evaluate more frequent dosing schedules of CR011-vcMMAE, including a weekly and a two out of every three-week regimen, to explore if more frequent administration can provide additional activity in patients with metastatic melanoma. CR011-vcMMAE is also being studied in an ongoing Phase II trial in patients with metastatic breast cancer who have received previous chemotherapy. CuraGen anticipates providing updated data from the ongoing melanoma and breast cancer studies in the first half of 2009.

In addition to M. D. Anderson, other sites participating in the melanoma trial include Yale Cancer Center, New Haven, CT; The Angeles Clinic and Research Institute, Santa Monica, CA; and New York University Medical Center, New York, NY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: November 3, 2008	By:	/s/ Sean A. Cassidy
	Name:	Sean A. Cassidy
	Title:	Vice President and Chief Financial Officer